Exhibit 99.1

MultiCell Forms New Company to Develop Novel Therapies for Diabetes and Other Autoimmune Diseases

Lincoln, RI. - (BUSINESS WIRE) - September 7, 2005 - MultiCell Technologies, Inc. (OTCBB: MCET), a leading adult stem cell company and a supplier of immortalized non-tumorigenic human hepatocytes for drug discovery applications, announced that it has formed a new company, MultiCell Immunotherapeutics, Inc. ("MCTI"). MCTI will be a majority-owned subsidiary of MCET that will develop new therapeutic products utilizing stem cells and other related technologies.

In connection with these efforts, MultiCell announced that MCTI has acquired certain intellectual property and certain other assets, including laboratory equipment and key employees, of Astral, Inc. ("Astral"), a San Diego biotechnology company developing novel therapies for the treatment of type 1 diabetes, multiple sclerosis, cancer and infectious disease. The intellectual property being acquired by MCTI includes ten United States and 20 foreign issued and pending patents and patent applications related to chimeric antibody technology, treatment of type 1 diabetes, T-cell tolerance, Toll-like receptor technology, dendritic cells, dsRNA technology, and immunosuppression. MCTI will have worldwide exclusive rights to Astral's patent pending technologies and any resulting therapeutics.

Stephen Chang, Ph.D., President of MultiCell, who will also assume the position of President of MCTI, said, "As former CEO and President of Astral, I had the opportunity to closely observe its promising therapeutic platform, which complements MultiCell's existing intellectual property portfolio including our promising stem cell technologies. I am confident that we will have the resources to move this therapeutic program through the clinic. The combination of our existing adult stem cell business plus the acquisition of exciting new therapeutic technologies significantly expands the potential to further monetize our intellectual property."

About MultiCell Technologies, Inc.

MultiCell Technologies is a leading adult stem cell company and a supplier of immortalized non-tumorigenic human hepatocytes for drug discovery applications. Following the formation of MultiCell Immunotherapeutics (MCTI), MultiCell will leverage its expertise in regulating stem cell growth and regeneration with MTCI's Toll-like receptor and T-cell tolerance technologies. MultiCell intends to commercialize new therapeutics for the treatment of degenerative neurological disease, metabolic and endocrinological disorders, and ocular disease.

MultiCell holds key patents relating to novel strategies for the isolation of adult human liver cells, and cell clusters or doublets as well as additional patents in the areas of stem cell technology, the Sybiol™ synthetic bio-liver therapeutic liver assist device, and immortalized human hepatocytes for drug discovery applications. MultiCell's stem cells are derived from adult tissues which avoids the ethical issues and the contamination issues associated with embryonic stem cells or fetal stem cells. MultiCell's immortalized human hepatocytes have been validated for use in drug discovery applications by Pfizer, Bristol Meyers Squibb, and other pharmaceutical companies. MultiCell also sells two porcine cell lines. To purchase these cell lines and proprietary porcine dry powder culture media, call MultiCell at (401) 333-0610. For pricing and delivery information for MultiCell's immortalized human hepatocytes, contact XenoTech LLC of Lenexa, KS, telephone (913) GET-P450 or visit www.xenotechllc.com.

MultiCell's headquarters and research laboratories are at 701 George Washington Highway, Lincoln, Rhode Island 02865. For more information about MultiCell and its Xenogenics subsidiary see www.multicelltech.com.

Caution Regarding Forward-Looking Statements

Any statements in this press release about MultiCell's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). These statements are often, but not always, made through the use of words or phrases such as "believe," "will," "expect," "anticipate," "estimate," "intend," "plan," and "would." MultiCell has based these forward-looking statements on current expectations about future events. For example, statements concerning the development and support of a new therapeutic platform utilizing stem cells, the ability to move the new Astral program through clinic, the intent to commercialize new therapeutics for the treatment of degenerative neurological disease, metabolic and endocrinological disorders, and ocular disease, expected increases in use of MultiCell's functional immortalized hepatocytes and the use of liver assist devices are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that the market for our products will not grow as expected, and the risk that our products will not lower drug development costs. For additional information about risks and uncertainties we face, see documents we file with the SEC, including our Report on Form 10-KSB for the fiscal year ended November 30, 2004 and all our quarterly and other periodic filings made with the SEC. MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.